UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 13, 2016

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Barbara R. Smith as Chief Operating Officer

On January 13, 2016, the Board of Directors (the “Board”) of Commercial Metals Company (the “Company”) announced that effective January 18, 2016, Barbara R. Smith will assume the role of Chief Operating Officer of the Company.

Ms. Smith, age 56, joined the Company in May 2011 as Senior Vice President and Chief Financial Officer and has served as such ever since. Prior to joining the Company, Ms. Smith served as Vice President and Chief Financial Officer of Gerdau Ameristeel Corporation, a mini-mill steel producer, since July 2007, after joining Gerdau Ameristeel as Treasurer in July 2006. From February 2005 to July 2006, she served as Senior Vice President and Chief Financial Officer of FARO Technologies, Inc., a developer and manufacturer of 3-D measurement and imaging systems. From 1981 to 2005, Ms. Smith was employed by Alcoa Inc., a producer of primary aluminum, fabricated aluminum and alumina, where she held various financial leadership positions including Vice President of Finance for Alcoa’s Aerospace, Automotive & Commercial Transportation Group, Vice President and Chief Financial Officer for Alcoa Fujikura Ltd. and Director of Internal Audit.

On January 18, 2016, in connection with Ms. Smith’s appointment as Chief Operating Officer of the Company, under the Commercial Metals Company 2013 Long-Term Equity Incentive Plan (the “Plan”), Ms. Smith received a one-time restricted stock unit award valued at $395,000 and a one-time performance stock unit award valued at $395,000. One-third of the restricted stock units will vest on each of January 18, 2017, January 18, 2018 and January 18, 2019 so long as Ms. Smith remains employed by the Company on such date and certain other conditions are satisfied, and such restricted stock units will be settled in shares of Company common stock. The performance-vested stock units will vest at the end of a multi-year performance period, which began on January 18, 2016 and will end on August 31, 2018, so long as Ms. Smith remains employed by the Company through such date and certain other conditions are satisfied and will be settled in shares of Company common stock.

In addition, on January 18, 2016, Ms. Smith and the Company entered into that certain Second Amendment to Terms and Conditions of Employment, dated as of May 3, 2011, between Ms. Smith and the Company, as amended as of May 29, 2015, (the “Smith Amendment”) to reflect: (i) the effective date of Ms. Smith’s new position, (ii) Ms. Smith’s new title and (iii) an increase in Ms. Smith’s minimum annual base salary to $650,000.

There are no arrangements or understandings between Ms. Smith and any other persons pursuant to which Ms. Smith was named Chief Operating Officer of the Company. Ms. Smith does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Smith does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under

Item 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

The foregoing description of the Smith Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Smith Amendment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Appointment of Mary A. Lindsey as Vice President and Chief Financial Officer

Effective January 18, 2016, the Board of Directors of the Company appointed Mary A. Lindsey as Vice President and Chief Financial Officer of the Company to fill the vacancy created by Ms. Smith’s appointment to Chief Operating Officer.

Ms. Lindsey, age 60, joined the Company in September 2009 as Vice President—Tax, and she became Vice President—Tax and Investor Relations in June 2015. From March 2006 to September 2009, Ms. Lindsey served as Vice President Tax and Tax Counsel for Albany International Corp., a global advanced textiles and materials processing company, and from January 2005 to March 2006, Ms. Lindsey was an attorney at Baker and Hostetler, a national law firm. In addition, Ms. Lindsey served in various roles, including Vice President Tax and Tax Counsel, Legal Counsel responsible for global M&A and intellectual property and General Manager of Corporate M&A, at The Timken Company, a global bearing and steel company, from January 1985 to January 2005.

Effective January 18, 2016, Ms. Lindsey’s salary will be $415,000. On January 18, 2016, in connection with Ms. Lindsey’s appointment as Vice President and Chief Financial Officer of the Company, under the Plan, Ms. Lindsey received a one-time restricted stock unit award valued at $200,000 and a one-time performance stock unit award valued at $200,000. One-third of the restricted stock units will vest on each of January 18, 2017, January 18, 2018 and January 18, 2019 so long as Ms. Lindsey remains employed by the Company on such date and certain other conditions are satisfied, and such restricted stock units will be settled in shares of Company common stock. The performance-vested stock units will vest at the end of a multi-year performance period, which began on January 18, 2016 and will end on August 31, 2018, so long as Ms. Lindsey remains employed by the Company through such date and certain other conditions are satisfied and will be settled in shares of Company common stock.

In addition, Ms. Lindsey and the Company are party to an Executive Employment Continuity Agreement, dated as of October 19, 2009 (the “EECA”). The EECA was amended on January 18, 2016 in connection with Ms. Lindsey’s appointment as Vice President and Chief Financial Officer of the Company. The amendment increases the amount of cash to which Ms. Lindsey is entitled if she is terminated during the two-year period after a Change in Control other than for Cause (as each is defined in the EECA) or due to a disability or if she terminates her employment due to Constructive Termination (as defined in the EECA), such that Ms. Lindsey would be entitled to receive four (rather than three) times her highest base salary in any calendar year during the five-year period prior to the termination of employment.

There are no arrangements or understandings between Ms. Lindsey and any other persons pursuant to which Ms. Lindsey was named Vice President and Chief Financial Officer of the Company. Ms. Lindsey does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Lindsey does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

Item 7.01	Regulation FD Disclosure.

On January 18, 2016, the Company issued a press release announcing that effective January 18, 2016, Barbara R. Smith will assume the role of Chief Operating Officer of the Company and Mary A. Lindsey will assume the role of Vice President-Chief Financial Officer. A copy of such press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed or furnished, as applicable, with this Form 8-K.

99.1	Second Amendment to Terms and Conditions of Employment, dated January 18, 2016, by and between Barbara R. Smith and Commercial Metals Company.

99.2	Press Release issued by Commercial Metals Company on January 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: January 19, 2016
	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Second Amendment to Terms and Conditions of Employment, dated January 18, 2016, by and between Barbara R. Smith and Commercial Metals Company.

99.2	Press Release issued by Commercial Metals Company on January 18, 2016.